UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023

VIGIL NEUROSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41200	85-1880494
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Vigil Neuroscience, Inc.

100 Forge Rd, Suite 700

Watertown, Massachusetts , 02472

(Address of principal executive offices, including zip code)

(857) 254-4445

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VIGL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On March 30, 2023, Vigil Neuroscience, Inc. (the “Company”), issued a press release titled “Vigil Neuroscience Announces FDA Has Lifted the Partial Clinical Hold on VGL101”.

The information under this Item 7.01, including Exhibit 99.1 hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On March 30, 2023, the Company announced that the U.S. Food and Drug Administration had lifted its partial clinical hold on doses greater than 20 mg/kg for VGL101 in its ongoing and future clinical trials in patients with adult-onset leukoencephalopathy with axonal spheroids and pigmented glia (“ALSP”). VGL101, the Company’s lead product candidate, is currently being studied in IGNITE, a Phase 2 proof-of-concept trial in patients with ALSP as well as in an ongoing Phase 1 single and multiple ascending dose healthy volunteer trial.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated March 30, 2023 (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vigil Neuroscience, Inc.

Date: March 30, 2023	By:	/s/ Ivana Magovčević-Liebisch
Ivana Magovčević-Liebisch
President and Chief Executive Officer